                                                                    Exhibit 2.2

                                LOCK-UP AGREEMENT
            THIS AGREEMENT made as of the 16th day of February 2000.


BETWEEN:


       MED-EMERG INTERNATIONAL INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as "MEII")


                  - and -


       HOWARD COREN, RENA NATHANAIL AND TOM WOO
                 (collectively, the "SHAREHOLDERS" and individually, a "SHAREHOLDER")


                  - and -


       LASER REJUVENATION CLINICS LTD., a corporation incorporated under the laws of the Province of Alberta (hereinafter referred to as "LRC")


                  - and -


       OLYMPIA TRUST COMPANY, a trust company incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as the "ESCROW AGENT")


                  WHEREAS MEII, LRC and the Shareholders Coren and Woo entered into the Business Combination Agreement pursuant to which MEII has agreed, among other things, to make an offer to purchase all of the LRC Common Shares;

                  AND WHEREAS the Shareholders are at the present time the holders of the number of LRC Common Shares as set out in Schedule "A" hereto;

                  AND WHEREAS the Shareholders have mutually agreed with each other and with MEII and LRC to deposit all of their LRC Common Shares in escrow with the Escrow Agent pursuant to the terms hereof, such that such LRC Common Shares will be deposited under the Offer;

                  NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto do hereby agree as follows:

                                    ARTICLE 1
                                 INTERPRETATIONS

1.1 DEFINITIONS. In this Agreement the following capitalized terms shall have the following respective meanings ascribed thereto:

                  "AGREEMENT" means this agreement and all schedules attached hereto, in each case as they may be supplemented or amended from time to time and the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this agreement and, unless otherwise indicated, references to Articles and Sections are to the specified Articles and Sections in this Agreement;

                  "BUSINESS COMBINATION AGREEMENT" means the agreement made as of February 16, 2000 between MEII, LRC, Coren and Woo relating to, among other things, the Offer;

                  "BUSINESS DAY" means a day that is not a Saturday, Sunday or statutory holiday in the Province of Ontario or the Province of Alberta;

                   "DEPOSITED SECURITIES" means, prior to completion of the
                  Offer, the LRC Common Shares deposited by the Shareholders pursuant to Section 3.1;

                  "ESCROW AGREEMENT" means the agreement made as of February 16, 2000 between MEII, Coren, Woo, Nathanail and the Escrow Agent relating to the escrow and release terms of the MEII common shares received in exchange for the Deposited Securities;

                  "LRC COMMON SHARES" means common shares of LRC, as constituted on the date hereof;

                  "MEII COMMON SHARES" means common shares of MEII, as constituted on the date hereof;

                  "MEII SERIES C WARRANTS" means non-assignable, redeemable Series C Warrants of MEII, such that one whole Series C Warrants entitles the holder thereof to acquire one MEII Common Share at an exercise price of US $3.00 per share for a period of three (3) years from the date of issue of such warrants;

                  "MEII SECURITIES" means MEII Common Shares and MEII Series C Warrants in the proportions set out in the Business Combination Agreement; and

                  "OFFER" means the offer to be made by MEII to purchase, among other things, all of the LRC Common Shares in exchange for MEII Securities, as contemplated by the Business Combination Agreement.

1.2 MUTATIS MUTANDIS. The provisions of this Agreement relating to the Deposited Securities shall apply MUTATIS MUTANDIS to any other securities into which the Deposited Securities or any of them may be exchanged, converted, changed, reclassified, subdivided or consolidated.

1.3 GENDER AND NUMBER. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 INVALIDITY OF PROVISIONS. Each of the provisions of this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.5 ENTIRE AGREEMENT. This Agreement, the Business Combination Agreement, the Non-Competition Agreement between MEII, LRC and Coren and the Escrow Agreement constitute the entire agreement between the parties pertaining to the subject matter of this Agreement.

1.6 AMENDMENT, WAIVER. Except as expressly provided in this Agreement, no amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of this Agreement shall be binding unless executed in writing and no such waiver shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver, unless otherwise expressly provided.

1.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, and shall in all respects be treated as an Ontario contract.

1.8 TERMINATION. This Agreement and all obligations of the Shareholders, MEII and LRC hereunder shall terminate on the earlier of: (a) June 16, 2000 if the Offer has not been made; or (b) the termination of the Business Combination Agreement. In such event, MEII, LRC and the Shareholders shall jointly provide a notice to the Escrow Agent of the termination and the Deposited Securities shall be returned by the Escrow Agent to the Shareholders forthwith.

                                    ARTICLE 2
                         RELEASE FROM REGULATORY ESCROW

2.1 APPLICATION. The Shareholders will, forthwith after the execution of this Agreement, make an application to the Alberta Securities Commission, the Alberta Stock Exchange and the Canadian Venture Exchange, whichever is applicable, for the release of all of the LRC Common Shares subject to the escrow arrangements with such commissions and exchanges.

2.2 PURSUE DILIGENTLY. The Shareholders agree to cause such application to be pursued diligently and expeditiously.

2.3 KEEP INFORMED. The Shareholders agree to keep MEII and its counsel fully informed as to the status of the application for the release of the LRC Common Shares from such escrow and to fully consult with MEII's counsel with respect thereto.

                                    ARTICLE 3
                                     ESCROW

3.1 DEPOSITED SECURITIES. The Shareholders hereby agree, subject in the case of the LRC Common Shares subject to the escrow agreement attached at Schedule "B" receipt of regulatory approval of the release from escrow as contemplated in
Article 2, to place and deposit with the Escrow Agent the LRC Common Shares held by the Shareholders as set forth in Schedule "A" to this Agreement and the Shareholders hereby undertake and agree forthwith to deliver certificates (including any replacement securities or certificates to which this Agreement applies by virtue of Section 1.2 if and when such are issued or allotted) representing such shares together with the required duly completed and executed powers of attorney permitting the transfer of such shares in blank (with signatures guaranteed by a Canadian chartered bank, Canadian trust company or a member of a recognized Medallion guarantee program) to the Escrow Agent to tender under the Offer, such documentation to be in a form acceptable to LRC's transfer agent and/or depository under the Offer.

3.2 RENA NATHANAIL. Subject to regulatory approval, the Escrow Agent shall deliver the LRC Common Shares of Shareholder Coren to LRC's transfer agent to effect the transfer of fifty (50%) percent of the LRC Common Shares as set forth opposite Shareholder Coren in Schedule "A" to Shareholder Nathanail pursuant to a divorce agreement. Shareholder Nathanail agrees to bound by all of the terms and obligations of this Agreement. Shareholder Coren hereby agrees to complete and execute a separate power of attorney permitting the transfer to Shareholder Nathanail.

                                    ARTICLE 4
                                    THE OFFER

4.1 AGREEMENT TO DEPOSIT UNDER THE OFFER. Each of the Shareholders hereby irrevocably and unconditionally agrees to deposit all of the LRC Common Shares owned by such Shareholder under the Offer. Each of the Shareholders hereby irrevocably authorizes and directs the Escrow Agent to deposit all of the LRC Common Shares deposited hereunder under the Offer and to execute and deliver for and on behalf of such Shareholder all instruments and documents as may be required to be executed or delivered by such Shareholder in connection with the Offer. The Shareholders agree to provide and execute any and all documentation as reasonably required by the Escrow Agent to allow it to perform its duties hereunder. The Shareholders further agree not to withdraw their LRC Common Shares deposited under the Offer except in accordance with Section 1.8 or upon termination of the Offer.

                                    ARTICLE 5
                      ESCROW TERMS AND RELEASES FROM ESCROW

5.1 TRANSFER OF DEPOSITED SECURITIES. Any Deposited Securities deposited under this Agreement shall be transferred to MEII in accordance with the terms of the Offer.

5.2 ESCROW AGENT. The Shareholders hereby direct the Escrow Agent to retain their respective securities and the certificates or agreements representing the same (including any replacement securities, agreements or certificates) and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation or alienation thereof, except with and as directed by a written consent, order or direction as contemplated herein. The Escrow Agent hereby accepts the responsibilities placed on it hereby and agrees to perform the same in accordance with the terms hereof and the written consents, orders or directions as contemplated herein.

5.3 TRANSFER OF SECURITIES. The Escrow Agent shall at all times hold the certificates and agreements representing the Deposited Securities held by the Shareholders on behalf of the

Shareholders. The Shareholders hereby irrevocably appoint the Escrow Agent as their attorney for the purpose of transferring their Deposited Securities in accordance with the terms of this Agreement and hereby undertake to deliver to the Escrow Agent any and all documentation, as reasonably required by the transfer agent, to effect such a transfer.

5.4 RESTRICTIONS ON TRANSFER. The Shareholders hereby agree that the Deposited Securities and the beneficial ownership of or any interest in them and the certificates and agreements representing them (including any replacement securities, agreements or certificates) shall not be sold, assigned, pledged, mortgaged, hypothecated, alienated or otherwise in any manner dealt with except in accordance with this Agreement or except as may be required by reason of the death or bankruptcy of one of the Shareholders, in which case, the Escrow Agent shall hold the said certificates or agreements, subject to this Agreement, for whatever persons, firms or corporations shall be legally entitled to be or become the registered owner thereof. Notwithstanding the foregoing, there shall be no restriction or prohibition on any transfer of any Deposited Securities for estate or tax planning or other similar purposes, provided that MEII's prior written approval to such transfer is obtained (which approval will not be unreasonably withheld), and further provided that the transferee agrees to be bound by the terms and conditions of this Agreement and to execute such further documents or instruments as MEII and the Escrow Agent considers necessary or desirable. Subject to regulatory approval, Shareholder Coren shall be permitted to transfer fifty (50%) of his Deposited Securities to Shareholder Nathanail, subject to the terms of this Agreement.

5.5 RIGHTS OF SHAREHOLDERS. If during the period in which any of the said Deposited Shares are retained in escrow pursuant hereto, any dividend is received by the Escrow Agent in respect of the Deposited Securities, any such dividend shall be forthwith paid or transferred to the respective Shareholders entitled thereto. All voting rights attached to the Deposited Securities shall at all times be exercised by the respective registered owners thereof.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1      REPRESENTATIONS AND WARRANTIES.

         3.2.1.1(a) Shareholder Coren represents and warrants to MEII that he is the registered and beneficial owner of the LRC Common Shares set forth opposite his name in Schedule "A" annexed hereto and he owns such shares, save and except the obligation to transfer 50% of his LRC Common Shares to Shareholder Nathanail pursuant to a divorce agreement and the escrow contemplated by Article 2, free and clear of all encumbrances of any nature or kind and no person has any right to purchase any such shares, except pursuant to the terms hereof and the Offer.

         (b) Shareholder Woo represents and warrants to MEII that he is the registered and beneficial owner of the LRC Common Shares set forth opposite his name in Schedule "A" annexed hereto and he owns such shares, save and except the escrow contemplated by Article 2, free and clear of all encumbrances of any nature or kind and no person has any right to purchase any such shares, except pursuant to the terms hereof and the Offer.

                                    ARTICLE 7
                           GENERAL CONTRACT PROVISIONS

7.1 NOTICES. Any notice herein required or permitted to be given by any party to the others shall be in writing and shall be delivered or sent by telex or facsimile transmission, personal delivery or pre-paid registered mail to the applicable address set forth below:

in the case of MEII, to the following:

                  Med-Emerg International Inc.
                  2550 Argentia Road,
                  Suite 205
                  Mississauga, Ontario
                  L5N 5R1

                  Attention:        The President
                  Facsimile:        (905) 858-1399

with a copy to:

                  Blake, Cassels & Graydon LLP
                  Suite 2800, 199 Bay Street
                  Commerce Court West
                  Toronto, Ontario
                  M5L 1A9

                  Attention: John Tuzyk
                  Telecopy number: (416) 863-2653

in the case of Howard Coren, to:

                  Suite E101
                  Eau Claire Avenue S.W.
                  Calgary, Alberta
                  T2P 3R8

with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue SW
                  Calgary, Alberta
                  T2P 4K9

                  Attention: Andrew Grasby

                  Telecopy number: (403) 260-3501


in the case of Tom Woo, to:

                  Suite 401
                  2675 - 36th Street N.E.
                  Calgary, Alberta
                  T1Y 6H6

with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue SW
                  Calgary, Alberta
                  T2P 4K9

                  Attention: Andrew Grasby
                  Telecopy number: (403) 260-3501

in the case of Rena Nathanail, to:

                  147 Signal Ridge Link S.W.
                  Calgary, Alberta
                  T3H 2J8

with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue SW
                  Calgary, Alberta
                  T2P 4K9

                  Attention: Andrew Grasby
                  Telecopy number: (403) 260-3501

in the case of LRC, to:

                  Laser Rejuvenation Clinics Ltd.
                  102 - 4616 Valiant Drive NW
                  Calgary, Alberta
                  T3A 0X9

                  Attention: The President
                  FAX No.: (403) 202-4069
with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue SW
                  Calgary, Alberta
                  T2P 4K9

                  Attention: Andrew Grasby
                  Telecopy number: (403) 260-3501

In the case of the Escrow Agent, to:

                  Olympia Trust Company
                  Corporate & Shareholder Services
                  2600, 700 - 9th Avenue S.W.
                  Calgary, Alberta
                  T2P 3V4

                  Attention: Manager, Client Services
                  FAX No.: (403) 265-1455

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. (local time at place of receipt) on such day, with a confirmation of receipt printed from the sender's machine. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided, however, that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made or to have been received only upon actual receipt.

7.2      TIME OF THE ESSENCE.  Time shall be of the essence of this Agreement.

7.3 FURTHER ACTS. The parties hereto agree to sign such other papers, cause such meetings to be held, resolutions (including special resolutions) passed, by-laws enacted, exercise their vote and influence and do and perform and cause to be done and performed such further and other acts and things as may be necessary to give full effect and force to this Agreement.

7.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same document.

7.5 SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. No party can assign this Agreement without the written consent from each of the other parties, other than MEII to an affiliate provided that the affiliate is the party making the Offer.

7.6      ESCROW AGENT.

a) The Escrow Agent may, at the joint and several expense of MEII and LRC, employ or retain such counsel or other experts or advisers as it reasonably requires for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Escrow Agent or for any actions taken by the Escrow Agent in reliance on the advice provided.

b) If at any time, a dispute shall exist, or the Escrow Agent concludes in its sole discretion that there is a bona fide question, confusion or dispute, in respect to the Escrow Agent's duties under this Agreement or the holding or delivery of the Deposited Securities, the Escrow Agent may, in its sole discretion, deliver the Deposited Securities then remaining to the Clerk of the Superior Court of Ontario and interplead each of the parties to this Agreement. Upon so delivering the Deposited Securities then remaining, and interpleading the parties, the Escrow Agent shall be released from all obligations under this Agreement.

c) MEII and LRC agree to pay the Escrow Agent's proper charges for the services as Escrow Agent under this Agreement.

d) The Escrow Agent and its directors, officers, agents and employees will at all times be indemnified and saved harmless by MEII, LRC and the Shareholders from and against all claims, demands, losses, actions, causes of actions, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Agreement, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Escrow Agent contemplated hereby, legal fees and disbursements on a solicitor and client basis, and costs and expenses incurred in connection with the enforcement of this indemnity, which the Escrow Agent may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Escrow Agent and including any deed, matter or thing in relation to the execution of its duties as Escrow Agent and including any deed, matter or thing in relation to the registration, perfection, release or discharge of security. The foregoing provisions of this Section do not apply to the extent that in any circumstances there has been a failure by the Escrow Agent or its employees or agents to act honestly and in good faith or where the Escrow Agent or its employees or agents have acted with gross negligence or in wilful disregard to the Escrow Agent's obligations hereunder.

e) The Escrow Agent shall not be liable for or by reason of any statement of fact or recitals in this Agreement or be required to verify the same, but all statements or recitals are and shall be deemed to be made by the parties hereto.

f) The Escrow Agent shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of MEII, LRC or Shareholders of any of the covenants herein contained.

                  IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above-written.




                                                          MED-EMERG INTERNATIONAL INC.



                                                          By:   -------------------------------------------------

                                                          Name: -------------------------------------------------

                                                          Title:-------------------------------------------------



                                                          By:   -------------------------------------------------

                                                          Name: -------------------------------------------------


                                                          Title:-------------------------------------------------


                                                          LASER REJUVENATION CLINICS LTD.


                                                          By:   -------------------------------------------------

                                                          Name: -------------------------------------------------

                                                          Title:-------------------------------------------------


----------------------------------------------------                 -------------------------------------------------
Witness                                               )              Howard Coren
                                                      )
                                                      )
                                                      )
----------------------------------------------------                 -------------------------------------------------
Witness                                               )              Tom Woo
                                                      )
                                                     )
----------------------------------------------------                 -------------------------------------------------
Witness                                               )              Rena Nathanail
                                                      )   OLYMPIA TRUST COMPANY
                                                      )
                                                      )
                                                      )
                                                      )   By:   -------------------------------------------------
                                                      )
                                                      )   Name: -------------------------------------------------
                                                      )
                                                      )   Title:-------------------------------------------------
                                                      )
                                                      )
                                                      )   By:   -------------------------------------------------
                                                      )
                                                      )   Name: -------------------------------------------------
                                                      )
                                                      )   Title:-------------------------------------------------

                                                   SCHEDULE "A"

                                                   SHAREHOLDERS

----------------------------------------------- ----------------------------- --------------------- ------------------------
NAME OF SHAREHOLDER                             ADDRESS                         CLASS OF SHARES        NUMBER OF SHARES
----------------------------------------------- ----------------------------- --------------------- ------------------------
Howard Coren                                    Suite E101, Eau Claire               Common                1,967,667
                                                Avenue S.W., Calgary,
                                                Alberta,
                                                T2P 3R8
----------------------------------------------- ----------------------------- --------------------- ------------------------
Tom Woo                                         Suite 401,                           Common                3,959,333
                                                2675 - 36th Street NE,
                                                Calgary, Alberta
                                                T1Y 6H6
----------------------------------------------- ----------------------------- --------------------- ------------------------